Calculation of Filing Fee Tables
S-8
Vicore Pharma Holding AB
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Shares, no par value	Other	2,391,599	$ 2.4696	$ 5,906,292.89	0.0001381	$ 815.66
2	Equity	Common Shares, no par value	Other	25,532	$ 1.1855	$ 30,268.19	0.0001381	$ 4.18
3	Equity	Common Shares, no par value	Other	4,566,759	$ 1.416	$ 6,466,530.74	0.0001381	$ 893.03
4	Equity	Common Shares, no par value	Other	118,832	$ 1.1855	$ 140,875.34	0.0001381	$ 19.45
5	Equity	Common Shares, no par value	Other	6,397,433	$ 1.3445	$ 8,601,348.67	0.0001381	$ 1,187.85
6	Equity	Common Shares, no par value	Other	602,567	$ 1.1855	$ 714,343.18	0.0001381	$ 98.65
7	Equity	Common Shares, no par value	Other	2,350,000	$ 1.6132	$ 3,791,020.00	0.0001381	$ 523.54
8	Equity	Common Shares, no par value	Other	8,650,000	$ 1.1855	$ 10,254,575.00	0.0001381	$ 1,416.16
9	Equity	Common Shares, no par value	Other	833,511	$ 1.1855	$ 988,127.29	0.0001381	$ 136.46
Total Offering Amounts:						$ 36,893,381.30		$ 5,094.98
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 5,094.98
Offering Note
[1]	(1) These common shares, no par value ("Common Shares") of Vicore Pharma Holding AB (the "Registrant"), may be represented by the Registrant's American Depositary Shares ("ADSs"), each of which represents 10 Common Shares. The Registrant's ADSs issuable upon deposit of the Common Shares registered hereby have been registered under a separate registration statement on Form F-6 (File No. 333-296169), as amended. (2) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate number of additional Common Shares which may be subject to issuance after the operation of any share split, share dividend, recapitalization or other similar transaction and any other provisions of the Co-worker LTIP 2021. (3) Represents 2,391,599 Common Shares that may become issuable under the Co-worker LTIP 2021 upon the exercise of options subject to outstanding awards granted to officers, directors, employees, and consultants pursuant to the terms of the Co-worker LTIP 2021. (4) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act. The offering price per Common Share and the maximum aggregate offering price are based upon the weighted average exercise price of options outstanding under the Co-worker LTIP 2021, converted to U.S. dollars using a USD/SEK exchange rate of 9.50895 as of August 14, 2026 (as published by Sweden's Central Bank), resulting in a per share price of $2.4696.

[2]	Clauses (1) and (2) of Note 1 apply to this line item. (3) Represents 25,532 Common Shares that are reserved for future issuance under the Co-worker LTIP 2021. (4) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) promulgated under the Securities Act. The offering price per Common Share and the maximum aggregate offering price for shares reserved for future grant or issuance under the Co-worker LTIP 2021 are based on the average of the high and the low price of the Registrant's ADSs ($11.855) as reported on The Nasdaq Capital Market as of a date (August 14, 2026) within five business days prior to filing this Registration Statement, divided by 10, the Common Share-to-ADS ratio.

[3]	Clauses (1) and (2) of Note 1 apply to this line item, except that references to the plan are to the Co-worker LTIP 2023. (3) Represents 4,566,759 Common Shares that may become issuable under the Co-worker LTIP 2023 upon the exercise of options subject to outstanding awards granted to officers, directors, employees, and consultants pursuant to the terms of the Co-worker LTIP 2023. (4) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act. The offering price per Common Share and the aggregate offering price are based upon the weighted average exercise price of options outstanding under the Co-worker LTIP 2023, converted to U.S. dollars using a USD/SEK exchange rate of 9.50895 as of August 14, 2026 (as published by Sweden's Central Bank), resulting in a per share price of $1.4160.

[4]	Clauses (1) and (2) of Note 1 apply to this line item, except that references to the plan are to the Co-worker LTIP 2023. (3) Represents 118,832 Common Shares that are reserved for future issuance under the Co-worker LTIP 2023. (4) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) promulgated under the Securities Act. The offering price per Common Share and the aggregate offering price for shares reserved for future grant or issuance under the Co-worker LTIP 2023 are based on the average of the high and the low price of the Registrant's ADSs ($11.855) as reported on The Nasdaq Capital Market as of a date (August 14, 2026) within five business days prior to filing this Registration Statement, divided by 10, the Common Share-to-ADS ratio.

[5]	Clauses (1) and (2) of Note 1 apply to this line item, except that references to the plan are to the Co-worker LTIP 2025. (3) Represents 6,397,433 Common Shares that may become issuable under the Co-worker LTIP 2025 upon the exercise of options subject to outstanding awards granted to officers, directors, employees, and consultants pursuant to the terms of the Co-worker LTIP 2025. (4) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act. The offering price per Common Share and the aggregate offering price are based upon the weighted average exercise price of options outstanding under the Co-worker LTIP 2025, converted to U.S. dollars using a USD/SEK exchange rate of 9.50895 as of August 14, 2026 (as published by Sweden's Central Bank), resulting in a per share price of $1.3445.

[6]	Clauses (1) and (2) of Note 1 apply to this line item, except that references to the plan are to the Co-worker LTIP 2025. (3) Represents 602,567 Common Shares that are reserved for future issuance under the Co-worker LTIP 2025. (4) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) promulgated under the Securities Act. The offering price per Common Share and the aggregate offering price for shares reserved for future grant or issuance under the Co-worker LTIP 2025 are based on the average of the high and the low price of the Registrant's ADSs ($11.855) as reported on The Nasdaq Capital Market as of a date (August 14, 2026) within five business days prior to filing this Registration Statement, divided by 10, the Common Share-to-ADS ratio.

[7]	Clauses (1) and (2) of Note 1 apply to this line item, except that references to the plan are to the Co-worker LTIP 2026. (3) Represents 2,350,000 Common Shares that may become issuable under the Co-worker LTIP 2026 upon the exercise of options subject to outstanding awards granted to officers, directors, employees, and consultants pursuant to the terms of the Co-worker LTIP 2026. (4) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act. The offering price per Common Share and the aggregate offering price are based upon the weighted average exercise price of options outstanding under the Co-worker LTIP 2026, converted to U.S. dollars using a USD/SEK exchange rate of 9.50895 as of August 14, 2026 (as published by Sweden's Central Bank), resulting in a per share price of $1.6132.

[8]	Clauses (1) and (2) of Note 1 apply to this line item, except that references to the plan are to the Co-worker LTIP 2026. (3) Represents 8,650,000 Common Shares that are reserved for future issuance under the Co-worker LTIP 2026. (4) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) promulgated under the Securities Act. The offering price per Common Share and the aggregate offering price for shares reserved for future grant or issuance under the Co-worker LTIP 2026 are based on the average of the high and the low price of the Registrant's ADSs ($11.855) as reported on The Nasdaq Capital Market as of a date (August 14, 2026) within five business days prior to filing this Registration Statement, divided by 10, the Common Share-to-ADS ratio.

[9]	Clauses (1) and (2) of Note 1 apply to this line item, except that references to the plan are to each of the Board LTIP 2023, Board LTIP 2024, Board RSU 2025, and Board RSU 2026 (collectively, the "Board Plans"). (3) Represents an aggregate of 833,511 Common Shares that may become issuable under the Board Plans upon the vesting or exercise of the share awards or restricted share units, as applicable under the applicable Board Plan, granted to directors, consisting of: (a) 60,196 Common Shares under the Board LTIP 2023; (b) 147,091 Common Shares under the Board LTIP 2024; (c) 321,183 Common Shares under the Board RSU 2025; and (d) 305,041 Common Shares under the Board RSU 2026. (4) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) promulgated under the Securities Act. The offering price per Common Share and the aggregate offering price are based on the average of the high and the low price of the Registrant's ADSs ($11.855) as reported on The Nasdaq Capital Market as of a date (August 14, 2026) within five business days prior to filing this Registration Statement, divided by 10, the Common Share-to-ADS ratio.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources